SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 22, 2004

SEACOAST BANKING CORPORATION OF FLORIDA

RETIREMENT SAVINGS PLAN FOR EMPLOYEES OF THE FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST

(Exact Name of Registrant as Specified in Charter)

Not Applicable	1-13660	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, FL	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (772) 287-4000

Item 4.01.

Changes in Registrant’s Certifying Accountant

On September 22, 2004, the Retirement Savings Plan for Employees of the First National Bank & Trust Company of the Treasure Coast (the “Plan”), as authorized by the Audit Committee of the Plan’s sponsor, Seacoast Banking Corporation of Florida, determined to dismiss PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the Plan’s independent public accountants and appointed KPMG LLP (“KPMG”) as its new independent accountants, each effective as of September 22, 2004.

The reports of PricewaterhouseCoopers on the financial statements of the Plan for the two past fiscal years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2003 and 2002, and during the subsequent interim period through September 22 2004, there were and have been no disagreements between the Plan and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreements in connection with their reports on the financial statements of the Plan for such periods.  None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended December 31, 2003 and 2002 or during the subsequent interim period through September 22, 2004.

During the two most recent fiscal years ended December 31, 2003 and 2002, and through September 22, 2004, the Plan has not consulted with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Commission Regulation S-K.

The Plan has provided PricewaterhouseCoopers with a copy of the foregoing disclosures.  Attached as Exhibit 16 to this report is a copy of the letter from PricewaterhouseCoopers, dated September 22, 2004, stating whether PricewaterhouseCoopers’ agrees with these disclosures.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.

Description

16

Letter addressed to the Securities and Exchange Commission from PricewaterhouseCoopers, dated September 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

RETIREMENT SAVINGS PLAN FOR EMPLOYEES OF THE FIRST NATIONAL BANK & TRUST COMPANY OF THE TREASURE COAST

Date:    September 22, 2004

By:

/s/ William R. Hahl

William R. Hahl

Executive Vice President and

Chief Financial Officer of Seacoast

Banking Corporation of Florida